TWENTY FIRST AMENDMENT TO
ETF DISTRIBUTION AGREEMENT

THIS TWENTY FIRST AMENDMENT (this “Amendment”) to the ETF Distribution Agreement dated September 30, 2021 (the “Agreement”), between ETF Series Solutions (the “Trust”), a Delaware statutory trust, and Quasar Distributors, LLC (together with the Trust, the “Parties”), a Delaware limited liability company, has an Effective Date of April 14, 2026.
RECITALS

WHEREAS, the Parties have entered into the Agreement.

WHEREAS, the Parties desire to amend Exhibit A of the Agreement.

WHEREAS, Section 8(b) of the Agreement allows for its amendment by a written instrument executed by all parties.
NOW, THEREFORE, the Parties agree that:

1.Exhibit A of the Agreement is replaced by Exhibit A attached hereto.
2.Except to the extent amended hereby, the Agreement shall remain in full force and effect.
3.This Amendment shall be governed by, and the provisions of this Amendment shall be construed and interpreted under and in accordance with, the laws of the State of Delaware.

IN WITNESS WHEREOF. the Parties have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year last written below.

ETF SERIES SOLUTIONS	QUASAR DISTRIBUTORS, LLC

By: /s/Kristina R. Nelson	By: /s/Teresa Cowan
Name: Kristina R. Nelson	Name: Teresa Cowan
Title: President	Title: President
Date:	Date:

EXHIBIT A
ETFB Green SRI REITs ETF
Aptus Drawdown Managed Equity ETF
Aptus Collared Investment Opportunity ETF
Aptus Defined Risk ETF
Opus Small Cap Value ETF
Aptus International Enhanced Yield ETF
McElhenny Sheffield Managed Risk ETF
The Acquirers Fund
AAM Low Duration Preferred and Income Securities ETF
AAM S&P 500 High Dividend Value ETF
Bahl & Gaynor Small/Mid Cap Income Growth ETF
US Vegan Climate ETF
ClearShares OCIO ETF
ClearShares Piton Intermediate Fixed Income ETF
ClearShares Ultra-Short Maturity ETF
Distillate International Fundamental Stability & Value ETF
Distillate U.S. Fundamental Stability & Value ETF
Colterpoint Net Lease Real Estate ETF
Hoya Capital Housing ETF
Hoya Capital High Dividend Yield ETF
LHA Market State Tactical Beta ETF
Acquirers Small and Micro Deep Value ETF
U.S. Global GO GOLD and Precious Metal Miners ETF
U.S. Global Jets ETF
LHA Market State Tactical Q ETF
U.S. Global Sea to Sky Cargo ETF
AAM Transformers ETF
Aptus Enhanced Yield ETF
Distillate Small/Mid Cash Flow ETF
Aptus Large Cap Enhanced Yield ETF
LHA Risk-Managed Income ETF
Bahl & Gaynor Income Growth ETF
The Brinsmere Fund – Growth ETF
The Brinsmere Fund – Conservative ETF
Aptus January Buffer ETF
Aptus April Buffer ETF
Aptus July Buffer ETF
Aptus October Buffer ETF
Aptus Deferred Income Bond ETF
Aptus Large Cap Upside ETF
AAM SLC Low Duration Income ETF
AAM Brentview Dividend Growth ETF
AAM Sawgrass U.S. Small Cap Quality Growth ETF
AAM Sawgrass U.S. Large Cap Quality Growth ETF
Bahl & Gaynor Dividend ETF
Bahl & Gaynor Small Cap Dividend ETF
U.S. Global Technology and Aerospace & Defense ETF
AAM Todd International Intrinsic Value ETF
AAM Blue Chip Covered Call ETF
AAM Crescent CLO ETF
Aptus Laddered Buffer ETF
Aptus January Deep Buffer ETF
Aptus April Deep Buffer ETF
Aptus July Deep Buffer ETF
Aptus October Deep Buffer ETF
Aptus Laddered Deep Buffer ETF